WAIVER AND AMENDMENT NO. 8
                            TO GUARANTEE AGREEMENT

WAIVER AND AMENDMENT NO. 8 (the "Amendment") dated February 10, 1995 to that certain Guarantee Agreement dated as of July 12, 1988 as amended by Amendment and Waiver dated as of April 12, 1990, Amendment No. 2 dated as of October 9, 1990, Amendment No. 3 dated as of April 8, 1991, Amendment No. 4 dated March 26, 1992, Amendment No. 5 dated June 9, 1992, Amendment No. 6 dated July 30, 1993 and Amendment No. 7 dated March 3, 1994, effective as of December 31, 1993 (as so amended, the "Existing Guarantee") ma de by EDO Corporation, a New York corporation (the "Guarantor") in favor of NatWest Bank N.A. (formerly National Westminster Bank USA) (the "Bank") (as successor in interest to Manufacturers Hanover Trust Company ("Manufacturers").


                             W I T N E S S E T H :


WHEREAS, the Guarantor and Manufacturers were parties to the Existing
Guarantee;

WHEREAS, the Bank succeeded to all of Manufacturers' right, title and interest under the Existing Guarantee pursuant to that certain Assignment and Assumption Agreement dated as of June 8, 1990 between Manufacturers and the Bank;

WHEREAS, the Guarantor has requested that the Bank (i) waive certain defaults under the Existing Guarantee, and (ii) amend certain provisions of the Existing Guarantee;

WHEREAS, the Bank has agreed to such request subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The Guarantor has advised the Bank that:

(a) Notwithstanding the requirement of subsection 10(b)(vi) of the Existing Guarantee, the ratio of Consolidated Total Liabilities (minus Subordinated
Debt) to Consolidated Tangible Net Worth (plus Subordinated Debt) at September 24, 1994 and at December 31, 1994 was more than 1.0 to 1.0;

(b) Notwithstanding the requirement of subsection 10(b)(vii) of the Existing Guarantee, the Interest Coverage Ratio was less than 1.25 to 1.00 at June 25, 1994, was less than 1.75 to 1.00 at September 24, 1994 and was less than 2.25 to 1.00 at December 31, 1994;

(c) Notwithstanding the requirement of subsection 10(b)(viii) of the Existing Guarantee, Consolidated Capital Funds was less than $62,300,000 at June 25, 1994 and at September 24, 1994 and was less than $63,300,000 at December 31, 1994; and

(d) Notwithstanding the requirement of subsection 10(b)(xvi) of the Existing Guarantee, Consolidated Net Worth was less than $33,000,000 at June 25, 1994 and at September 24, 1994 and was less than $34,000,000 at December 31, 1994.

The Bank hereby waives non-compliance by the Guarantor of the aforesaid provisions of the Existing Guarantee; provided, however, that as to those provisions with respect to which the Guarantor has ongoing obligations, the waivers contained herein shall not be deemed to be a waiver of any future violations of such provisions or a waiver of any violations of any other provisions of the Existing Guarantee.

2. The Existing Guarantee is hereby amended as follows:

(a) Subsection 10(b)(vi) is deleted in its entirety and there is substituted therefor the following:

"(vi)   Liabilities to Net Worth.

Permit the ratio of Consolidated Total Liabilities (minus Subordinated Debt) to Consolidated Tangible Net Worth (plus Subordinated Debt) at any time during any of the periods set forth below to be more than the ratio set forth opposite each such period:

                                                Maximum Liabilities
                     Period                         to Net Worth

           December 31, 1994 through and
           including December 30, 1995                1.70:1.00

           December 31, 1995 through and
           including December 30, 1996                1.30:1.00

           December 31, 1996 through and
           including December 30, 1997                1.10:1.00

           December 31, 1997 and thereafter           1.00:1.00"

(b) Subsection 10(b)(vii) is deleted in its entirety and there is substituted therefor the following:

"(vii) Interest Coverage.

Permit, as of the last day of each fiscal quarter of the Guarantor commencing March 25, 1995, the Interest Coverage Ratio to be less than 2.0 to 1.0."

(c) Subsection 10(b)(viii) is deleted in its entirety and there is substituted therefor the following:

"(viii) Maintenance of Capital Funds. Permit Consolidated Capital Funds at any time during any of the periods set forth below to be less than the amount set forth opposite each such period:

                                                Minimum Consolidated
                      Period                        Capital Funds

            December 31, 1994 through and
            including December 30, 1995              $39,600,000

            December 31, 1995 through and
            including December 30, 1996               41,600,000

            December 31, 1996 through and
            including December 30, 1997               46,600,000

            December 31, 1997 through and
            including December 30, 1998               53,600,000

            December 31, 1998 through and
            including December 30, 1999               59,600,000

            December 31, 1999 and at all
            times thereafter                          64,600,000"


(d) Subsection 10(b)(x) is amended by deleting clause (ii) thereof in its entirety and substituting therefor the following:

"(ii) $3,000,000 for each of the fiscal years ending December 31, 1995 and December 31, 1996, and (iii) $4,000,000 in any fiscal year thereafter."


(e) The typographical error in designating a new subsection as "10(b)(xv) (Minimum Consolidated Net Worth)" is corrected by designating such subsection as "10(b)(xvi)" and amending it to read as follows:

"(xvi) Minimum Consolidated Net Worth. Permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the amount set forth opposite each such period:

                                                 Minimum Consolidated
                   Period                              Net Worth

          December 31, 1994 through and
          including December 30, 1995                  $10,600,000

          December 31, 1995 through and
          including December 30, 1996                   12,600,000

          December 31, 1996 through and
          including December 30, 1997                   17,600,000

          December 31, 1997 through and
          including December 30, 1998                   24,600,000

          December 31, 1998 through and
          including December 30, 1999                   30,600,000

          December 31, 1999 and at all
          times thereafter                              35,600,000"


(f) Subsection 12(a) is amended by deleting the clause "At any time on or after the seventh anniversary of the Closing Date," and substituting therefor the clause "At any time on or after April 1, 1996,".

3. Notwithstanding anything to the contrary contained in subsection 10(b)(ix) of the Existing Guarantee, the Guarantor hereby confirms to the Bank that from and after September 30, 1994 through the fiscal year ending December 31, 1994, no cash dividends on the Guarantor's common stock were declared or paid by the Guarantor.

4. In order to induce the Bank to execute and deliver this Amendment, the Guarantor hereby represents and warrants to the Bank that the representations and warranties set forth in Section 9 of the Existing Guarantee are true and correct as if made on the date hereof except for changes in the ordinary course of business, none of which, singly or in the aggregate, have had a material adverse effect on the business, operations or financial condition of the Guarantor or on the ability of the Guarantor to perfo rm its obligations under the Existing Guarantee and other than as has been publicly reported by the Guarantor in its announcements, releases or filings with the Securities and Exchange Commission; provided, however, that all references to the term "Guarantee" shall be deemed to be references to the Existing Guarantee as amended by this Amendment.

5. Defined terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Existing Guarantee unless the context otherwise requires. Except as expressly waived or amended hereby, all of the terms and conditions of the Existing Guarantee shall remain in full force and effect.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and may be executed in any number of counterparts, all of which taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have set their signatures as of the date first above written.

                                                 EDO CORPORATION

                                                 By     Michael J. Hagerty
                                                    --------------------------
                                                          Vice President
                                                               Title


                                                 NATWEST BANK N.A.

                                                 By     Richard Farrarri
                                                    --------------------------
                                                          Vice President
                                                               Title